As filed with the Securities and Exchange Commission on March 18, 2025

Registration No. 333-282014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOLT PROJECTS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2860	86-1256660
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2261 Market Street, Suite 5447
San Francisco, CA 94114
(415) 325-5912

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Widmaier
Chief Executive Officer
2261 Market Street, Suite 5447
San Francisco, CA 94114
(415) 325-5912

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew Capurro
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
Tel: (415) 391-0600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-282014)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of Bolt Projects Holdings, Inc. (File No. 333-282014), initially filed on September 6, 2024 and declared effective by the Securities and Exchange Commission (the “SEC”) on September 23, 2024 (the “Registration Statement”), is being filed as an exhibit-only filing solely to file a consent of Elliott Davis PLLC with respect to its report dated March 18, 2025 relating to the financial statements of Bolt Projects Holdings, Inc. contained in its Annual Report on Form 10-K for the year ended December 31, 2024 and included in the Prospectus Supplement No. 7 dated March 18, 2025 filed pursuant to Rule 424(b)(3), filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
23.1*	Consent of Elliott Davis PLLC
24.1*	Power of Attorney.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 18th day of March, 2025.

BOLT PROJECTS HOLDINGS, INC.

By:	/s/ Daniel Widmaier
Name:	Daniel Widmaier
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Daniel Widmaier	Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2025
Daniel Widmaier

/s/ Randy Befumo	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2025
Randy Befumo

*	Chief Technology Officer and Director	March 18, 2025
David Breslauer

*	Director	March 18, 2025
Ransley Carpio

*	Director	March 18, 2025
Jeri Finard

*	Director	March 18, 2025
Sami Naffakh

*	Director	March 18, 2025
Christine Battist

*	Director	March 18, 2025
Jerry Fiddler

* By:	/s/ Daniel Widmaier
Daniel Widmaier
Attorney-in-Fact

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